Exhibit 5.1
November 30, 2022

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266

RE: Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as Iowa counsel to American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the offer and sale, from time to time, pursuant to Rule 415 of the Securities Act, of up to 15,886,163 shares of common stock, par value $1.00 per share, of the Company (the “Shares”) by the selling shareholder identified in the Registration Statement.
In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, (iii) certificates of officers of the Company and of public officials, and (iv) the Registration Statement and the exhibits thereto.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.
We have also assumed that:

(i)	the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered and sold as contemplated by the Registration Statement;
(ii)	if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws; and
(iii)	the Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement.
Based upon the foregoing, and subject to the further limitations and qualifications set forth below, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company and are validly issued, fully paid and non-assessable.
Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of the laws of any jurisdiction other than those laws of the State of Iowa that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement with respect to the offer and sale of the Shares, including the Iowa Business Corporation Act (the “ICBA”), and the reported judicial decisions interpreting those laws.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Shares.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the IBCA or other relevant Iowa laws be changed by legislative action, judicial decision or otherwise after the date hereof.
This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Nyemaster Goode PC

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